[SMARTSERV ONLINE, INC. LOGO]

Company Contact:          Investor Contact:         Media Contact:
Robert Pons               Harvey Goralnick          Neil Vineberg
Chief Executive Officer   FOCUS Partners LLC        Vineberg Communications
610-397-0689 x202         212-752-9445              631-288-6933

            SMARTSERV ANNOUNCES CHANGES TO BOARD OF DIRECTORS; FORMER
             MORGAN STANLEY EXECUTIVE PAUL J. KEELER, AND BUSINESS
                 EXECUTIVES JOHN E. GOODE, PAUL MELCHIORRE, AND
                     TIMOTHY G. WENHOLD JOIN COMPANY'S BOARD

Plymouth Meeting, PA - (November 2) -- SmartServ Online,  Inc. (OTCBB:  SSRV), a
mobile virtual  network  operator (MVNO) that provides mobile phone service with the best in low cost  pre-paid  minute  plans and the latest in mobile  content, today announced changes to its Board of Directors.

Former  Morgan  Stanley  executive  Paul J.  Keeler,  former  Zefer  Corporation executive John E. Goode, Ariba executive Paul Melchiorre,  and SmartServ's chief operating  officer  Timothy  G.  Wenhold  have  joined  the  company's  Board of
Directors.  These new Board appointees  replace outgoing  directors Scott Perry,
Catherine Cassel Talmadge, Charles R. Wood and Rakesh Mathur.

"I would like to thank Scott, Catherine and Charles for their dedicated support, counsel and  commitment  over the past years," said Robert Pons,  President  and
CEO. "Moving forward, the experience and knowledge of our new board members will be extremely  valuable as SmartServ  positions our new  UPHONIA(TM)mobile  phone service brand for significant growth in the prepaid wireless marketplace."

Paul Keeler is a managing  partner at  Convergence  Consulting  Group LLC.  From
1994-2001  he served as head of global  sales and service and was a principal at
Morgan Stanley  Capital  International.  From 1988 to 1993, Mr. Keeler served as president,  chief  executive  officer  and  vice  chairman  of  China's  Tianchi
Telecommunications  Corporation.  He also served as  director,  Northeast  Metro
Region, at MCI Communications Corp. from 1977 to 1986.

For more than 30 years,  John E.  Goode has  consulted  Fortune  500  companies,
Internet start-up companies and government agencies in North America, Europe and
Asia,  on  leveraging  the power of emerging  technologies  to improve  business strategy, performance and profitability.  In the early 1990s, he worked with the co-authors  of the highly  successful  book,  Re-engineering  The  Corporation -
Michael Hammer and James Champy and their firm CSC/Index - on methodologies  for improving corporate operations and performance.  From 1985-2001,  he held senior management positions with leading management  consulting firms,  including Booz,
Allen and Hamilton, Waite and Company, and Zefer Corporation.

Paul Melchiorre has extensive  enterprise business solutions experience spanning nearly 15 years.  In 1998, he joined Ariba as vice  president of operations  and developed the company into a dominant player in spend-management  software. From
1992 to 1997,  he was a key  player  in the  growth of SAP,  making  significant contributions to the company's total revenue as manager of the East Coast region and later as vice  president  of sales for North  America.  He also spent  seven years in management with MAI Basic Four.

Timothy G. Wenhold,  Smartserv's  executive vice  president and chief  operating officer,  has more than 20 years  experience in the  development of technologies for commercial applications. In 1985, Wenhold founded and served as president of
Sintaks, a company that was acquired in 1998 by Canon Business Systems. In 1999,
Wenhold  launched  Factory X, Inc.,  a  collectibles  business  based on various entertainment  industry licenses,  where he negotiated licensing agreements with
Sony,  Universal  Studios,  Marvel  Enterprises,  Viacom and MGM Studios,  among others. He also served on the Intel and Compaq Dealer Advisory Councils.

                                      # # #

About SmartServ
SmartServ,  headquartered  in Plymouth  Meeting,  PA is a Mobile Virtual Network
Operator  (MVNO) that  provides  mobile phone service with the best in low cost, pre-paid minute plans, discounted international long distance, and the latest in mobile content, such as ringtones,  mobile games, and images. SmartServ products and services  are  marketed  under the  UPHONIA(TM)brand.  For more  information please visit: www.SmartServ.com.

Forward-Looking Statements
This news release may contain forward-looking  statements that involve risks and uncertainties.  Forward-looking  statements in this document and those made from time-to-time  by the Company are made under the safe  harbor  provisions  of the
Private  Securities  Litigation Reform Act of 1995.  Forward-looking  statements concerning  future plans or results are  necessarily  only  estimates and actual results could differ  materially from  expectations.  Certain factors that could cause or contribute to such  differences  are described from time to time in the
Company's filings with the Securities and Exchange Commission, including but not limited to, the "Risk Factors" described under the heading "Certain Factors That
May Affect Future  Results" in the Company's  Annual Report on Form 10-KSB/A for
the year ended December 31, 2003 and other SEC filings.